SMITH BARNEY APPRECIATION FUND INC.
                        10f-3 REPORT
           June 1, 1997 through November 30, 1997


                                                  % of
               Trade                              Purch.
Fund % of
Issuer              Date Selling Dealer      Shares
Price     Assets    Issue

Polo Ralph Lauren   6/11/97   Goldman Sachs       8,000
$26.00    0.005%    0.38%

ARM Financial       6/18/97   Morgan Stanley      15,000
15.00     0.006     0.48

Galileo International    7/24/97   Morgan Stanley
50,000          24.00    0.030     0.16

Ispat International 8/07/97   DLJ            30,000
27.00     0.020     0.43

First Union Corp.        9/18/97   Morgan Stanley
100,000         48.375   0.12 1.15

American Italian Pasta   10/8/97   Morgan Stanley
41,500          18.000   0.02 0.88